                                                                    EXHIBIT 23.3


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR 2002


Securities and Exchange Commission
Washington D.C.


We consent to the incorporation by reference in the Registration Statement on Form S-8 (SEC File No. 333-85066) of our report dated September 23, 2002, with respect to the consolidated financial statements of NetSol Technologies, Inc. and Subsidiaries (formerly NetSol International, Inc. and Subsidiaries) for the year ended June 30, 2002, to be included in the Annual Report on Form 10-KSB for the year ended June 30, 2002.


/s/ Kabani & Company, Inc.
CERTIFIED PUBLIC ACCOUNTANTS
Fountain Valley, California
October 10, 2002